TRANSFER AGENCY AND DIVIDEND
                           DISBURSING AGENCY AGREEMENT
                                     BETWEEN
                            ACTIVA MUTUAL FUND TRUST
                                       AND
                          ACTIVA ASSET MANAGEMENT, LLC


         AGREEMENT made this 11th day of June, 1999, between Activa Mutual Fund Trust, a Delaware Business Trust ("the Trust") and Activa Asset Management, LLC, a Michigan LLC (hereinafter called the "Agent").
         In consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:
         SECTION L. TRANSFER AGENT. The Agent shall be the transfer agent for the Activa Mutual Funds ("Funds") which are series of the Trust and as such shall:
         (a) keep the units of beneficial interest ("shares") transfer books and records of the Funds, including the names and addresses of all shareholders, the number and date of issuance of shares and fractional shares held by each shareholder, the number and date of certificates issued for such shares, the number and date of cancellation of redeemed shares, and the number and date of cancellation of each certificate surrendered for cancellation;
         (b)    be responsible for the issuance and redemption of shares of the
         (c) effect and record transfers of ownership of shares and changes in Fund; the registration of shares; (d) cause all shareholder reports and proxies for shareholders' meetings to be properly addressed and mailed;
         (e) tabulate all proxies; and (f) prepare and mail all required federal, state and other income tax information to shareholders.
         SECTION 2. DIVIDEND DISBURSING AGENT. The Agent shall be the dividend disbursing agent of the Fund and as such shall, in accordance with shareholders' instructions, disburse to shareholders the ordinary dividends and capital gains distributions allocable to their shares in the amounts directed by the Funds or, alternatively, cause such distributions to be reinvested in additional shares of the Fund for shareholders.
         SECTION 3. STAFF. The Agent shall at all times maintain a staff of trained personnel for the purpose of performing its obligations under this Agreement. The Agent assumes no responsibility under this Agreement other than the services agreed to herein.
         SECTION 4. FEES. For the services of the Agent agreed herein to be rendered, the Funds shall pay to the Agent, quarterly, the fees provided in the schedule attached hereto as Exhibit A and by this reference made a part hereof.
         SECTION 5. CONFORMITY TO CORPORATE INSTRUMENTS AND STATUTES. The Agent agrees that in all matters relating to the services to be performed by it herein, it will use its best efforts to act in conformity with the terms of the Certificate of Incorporation, By-Laws, Registration Statements and current Prospectus of the Fund. Each of the parties agrees that in all matters relating to the performance of this Agreement, it will use its best efforts to comply

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with the requirements of the Investment Company Act of 1940 and all other applicable laws and regulations. Nothing herein contained shall be deemed to relieve or deprive the Board of Trustees of the Fund of its responsibility for the conduct of the affairs of the Fund.
         SECTION 6. SERVICES TO OTHERS. The Agent shall be free to render services of this or any other kind to any other person or organization, including other investment companies, and to engage in any other business or activity.
         SECTION 7. RECORDS. The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.
         SECTION 8. AMENDMENT. This Agreement, including the schedule attached hereto as Exhibit A, may be amended at any time by mutual written consent of the parties.
         SECTION 9. VALUE FUND CLASS R. This Agreement shall not apply to Class R shares of the Activa Value Fund.
         SECTION 10. EFFECTIVE DATE; TERMINATION. This Agreement shall be effective on the date the Funds registration for the new series is effective, and may be terminated by either party hereto upon sixty (60) days' written notice to the other, provided that no such notice of termination given by the Agent to the Fund shall be effective unless and until a substitute person or entity has been engaged by the Fund to perform the services required hereunder for the Fund, or the Fund has certified to the Agent that other arrangements have been made by it to provide such services.
         IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first above written.

                                          ACTIVA MUTUAL FUND TRUST


                                          By ______________________________
                                                James J. Rosloniec, President


                                          ACTIVA ASSET MANAGEMENT, LLC


                                          By ______________________________
                                                 Allan D. Engel, President


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                          TRANSFER AGENCY AND DIVIDEND
                           DISBURSING AGENCY AGREEMENT

                                    EXHIBIT A

          FUNDS                             EFFECTIVE DATE                               FEES
         ------                             --------------                               -----
Activa Money Market Fund                    June 11, 1999                  $1.167 per month per account in
                                                                           in existence during the month,
                                                                           payable monthly less earnings
                                                                           in the redemption liquidity
                                                                           account after reducing the
                                                                           earnings by  wire transfer fees,
                                                                           if any.

Activa Intermediate Bond Fund               June 11, 1999                  $1.167 per month per account in
                                                                           in existence during the month,
                                                                           payable monthly less earnings
                                                                           in the redemption liquidity
                                                                           account after reducing the
                                                                           earnings by  wire transfer fees,
                                                                           if any.


Activa Value Fund-Class A                   September 1, 1999              $1.167 per month per account in
                                                                           in existence during the month,
                                                                           payable monthly less earnings
                                                                           in the redemption liquidity
                                                                           account after reducing the
                                                                           earnings by  wire transfer fees,
                                                                           if any.


Activa Growth Fund                          June 11, 1999                  $1.167 per month per account in
                                                                           in existence during the month,
                                                                           payable monthly less earnings
                                                                           in the redemption liquidity
                                                                           account after reducing the
                                                                           earnings by  wire transfer fees,
                                                                           if any.


Activa International Fund                   June 11, 1999                  $1.167 per month per account in
                                                                           in existence during the month,
                                                                           payable monthly less earnings
                                                                           in the redemption liquidity
                                                                           account after reducing the
                                                                           earnings by  wire transfer fees,
                                                                           if any.

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